Exhibit (n)(2)

Report of Independent Registered Public Accounting Firm on Supplemental Information

To the Members and the Board of Directors of Ironwood Institutional Multi-Strategy Fund LLC

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the consolidated statement of assets and liabilities of Ironwood Institutional Multi-Strategy Fund LLC (the “Fund”), including the consolidated schedule of investments, as of April 30, 2022, and the related consolidated statements of operations and cash flows for the year then ended, the consolidated statements of changes in net assets for each of the two years in the period then ended, the consolidated financial highlights for each of the five years in the period then ended and the related notes (collectively referred to as the “financial statements”), incorporated by reference in this Registration Statement (Form N-2) (the “Registration Statement”), and have expressed unqualified opinions thereon dated June 17, 2022. We have also audited, in accordance with the standards of the PCAOB, the consolidated financial statements of the Fund as of and for the years ended April 30, 2021, 2020, 2019, 2018, 2017, 2016, 2015, 2014, and 2013 (which are not included in the Registration Statement), and have expressed unqualified opinions on those financial statements. The accompanying information on page 13 of the Registration Statement under the caption Senior Securities for each of the ten years in the period ended April 30, 2022 has been subjected to audit procedures performed in conjunction with our audits of the Fund’s financial statements. Such information included in the Senior Securities table is the responsibility of the Fund’s management.

Our audit procedures included determining whether the information included in the Senior Securities table reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information. In forming our opinion on the information, we evaluated whether such information, including its form and content, is presented in conformity with the instructions to Form N-2. In our opinion, the information is fairly stated, in all material respects, in relation to the consolidated financial statements as a whole.

We have served as the Fund’s auditor since 2010.

Chicago, IL

August 26, 2022